---------------------                                    -----------------------
CUSIP No. 617358106                                        Page 12 of 13 Pages
---------------------                                    -----------------------



                                    EXHIBIT 1

     The following purchases were made in over-the-counter transactions on the Nasdaq National Market by John L. Keeley, Jr., Barbara G. Keeley, Keeley Asset Management Corp., Keeley Investment Corp., Kamco Performance Limited Partnership, Kamco Limited Partnership No. 1, and John L. Keeley, Jr. Foundation in the sixty days prior to March 26, 1996.


                                     Purchased    Number
Reporting Person                      or Sold    of Shares   Price    Date
John L. Keeley, Jr..................    Sold       2,000     $8.71    2/25/99
                                        Sold       3,500      8.71    2/25/99
                                        Sold       1,000      8.75    3/1/99
                                        Sold       1,000      8.75    3/2/99
                                        Sold         750      9.00    3/26/99
Keeley Asset Management Corp. for
Clients.............................    Sold      43,200      9.00    3/26/99
                                        Sold         400      9.1875  3/8/99
                                        Sold       1,000      8.9375  3/10/99
                                        Sold       1,000      9.0625  3/9/99
                                        Sold       2,000      8.687   2/24/99
Kamco Performance Limited
Partnership.........................    Sold       9,500      9.00    3/26/99
Kamco Limited Partnership No. 1.....    Sold      11,000      9.00    3/26/99
John L. Keeley, Jr. Foundation......     --        --         --        --